UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2003

SOLECTRON CORPORATION

(Exact name of registrant as specified in charter)

Delaware	1-11098	94-2447045

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Gibraltar Drive, Milpitas, California	95035

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 957-8500

Not Applicable

(Former name or former address, if changed since last report.)

ITEM 7. Financial Statements and Exhibits

     (c)  Exhibits

     The exhibit listed below and in the accompanying Exhibit Index are furnished as part of this Current Report on Form 8-K/A.

Exhibit No.	Exhibit Description

99.1	Revised statements of operations from Solectron’s press release dated September 25, 2003 relating to the Company’s results of operations for the fiscal year ended August 31, 2003.

ITEM 12. Results of Operations and Financial Condition

     On September 25, 2003, Solectron Corporation announced the Company’s results of operations for its fiscal year ended August 31, 2003. This Form 8-K/A is being furnished to revise the statements of operations in that announcement.

     In the first revision, sales and cost of sales were adjusted downward by $35.9 million resulting in no gross profit impact.

     The second revision appropriately classifies $292.5 million between the “goodwill impairment” and “restructuring and impairment costs” line items within its statement of operations for the twelve-month period ended August 31, 2003. This revision reduces “goodwill impairment” and increases “restructuring and impairment costs” each by $292.5 million. These specific line items are the only affected information and operating loss is not affected as both line items are within operating expenses.

     The attached exhibit includes the revised statements of operations. This information will be reflected appropriately in our Annual Report on Form 10-K for fiscal 2003. This Form 8-K/A and the attached exhibit are furnished to, but not filed with, the Securities and Exchange Commission (“SEC”) and shall not be deemed to be incorporated by reference into any of Solectron Corporation’s filings with the SEC under the Securities Act of 1933.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 14, 2003	Solectron Corporation

/s/ Warren J. Ligan

Warren J. Ligan
Corporate Vice President and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Revised statements of operations from Solectron’s press release dated September 25, 2003 relating to the Company’s results of operations for the fiscal year ended August 31, 2003.